                                                                   Exhibit 23(f)


                          CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
Moorman Manufacturing Company
Quincy, Illinois

    We hereby consent to the use in this Registration Statement on Form S-4
(No.           ) of our report, dated April 28, 1995, relating to the
financial statements of Agri Sales, Inc. which are included in the consolidated financial statements of Moorman Manufacturing Company and subsidiaries for the year ended March 25, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                  /s/ McGladrey & Pullen, LLP

                                  McGLADREY & PULLEN, LLP


Cedar Rapids, Iowa
October 16, 1997